EXHIBIT 10.16

                                ESCROW AGREEMENT


     This ESCROW AGREEMENT (this "Agreement") is made and entered into as of the day of _________, 2002 (the "Effective Date") by and among ARMITEC, INC., a Delaware corporation (the "Company"or "Armitec"), JACK YOUNG, an individual resident of the State of Pennsylvania (the "Shareholder") and Endless Mountain Abstract ("Escrow Agent").

                                   WITNESSETH:

     WHEREAS, Jack Young Associates, Inc. ("Jack Young Associates"), a wholly owned subsidiary of Armitec, the Shareholder, and Pocono Knits, Inc. ("Pocono") have entered into that certain Asset Purchase Agreement, dated as of March 15, 2002, as amended by the First Amendment to Asset Purchase Agreement of even date herewith (collectively, the "Asset Purchase Agreement"), whereby Jack Young Associates is purchasing all of the assets of Pocono in exchange for the assumption of all of the Assumed Obligations as such term is defined in the Asset Purchase Agreement;

     WHEREAS, in order to induce Pocono and the Shareholder to enter into the Asset Purchase Agreement, the Company has agreed to pledge all of the issued and outstanding shares of Jack Young Associates to the Shareholder to secure the performance by Jack Young Associates of its obligations in connection with the Obligations (as such term is defined in the Stock Pledge Agreement of even date herewith, hereinafter the "Obligations") (the "Pledged Shares"); and

     WHEREAS, the Company and the Shareholder wish for the Escrow Agent to hold certain certificates representing the Pledged Shares (the "Escrowed Shares"), to be held in escrow until the Escrow Agent receives a written notice, with a copy to the other party, directing the Escrow Agent to return the Escrow Shares to the Company or transfer the Escrow Shares to the Shareholder (the "Notice"); and

     WHEREAS, the parties hereto wish to specify the terms and conditions for the release of the Escrowed Shares.

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties agree as follows:

     1. Terms of the Escrow. The parties hereby agree to establish an escrow account with the Escrow Agent whereby the Escrow Agent shall hold certain certificates representing the Escrowed Shares, and duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Shareholder (the "Transfer Documents"). The Company will deliver to the Escrow Agent, within three (3) days following the Effective Date, the Escrowed Shares and the Transfer Documents.

     2. Term. The term of this Agreement shall commence on the date of the execution of this Agreement and shall continue until the Escrowed Shares are returned to the Company or are transferred to the Shareholder.

     3.   Release of Escrow Shares.

          (a)  Conditions.

               (i)  The Escrow  Agent  shall  return  the  Escrow  Shares to the
          Company   within  five  (5)  days  after  receipt  of  Notice  of  the satisfaction of either of the following conditions by the Company:

                    (A)  the satisfaction in full of the Obligations; or

                    (B)  the  receipt  by  the   Shareholder  of  a  release  of
               liability from all of the Obligations.

               (ii) The Escrow Agent shall transfer the Escrow Shares to the Shareholder within five (5) days after receipt of Notice of the failure of the Company to pay any of the Obligations, as and when the same shall become due and payable and after taking into account any applicable cure periods.

          (b) Escrow Dispute. If the Escrow Agent receives a notice of dispute by the other party (the "Escrow Dispute") within such five (5) day period, the Escrow Agent shall notify the parties to that effect (the "Escrow Agent's Notice"), and the parties shall attempt to resolve the Escrow Dispute amicably with a period of thirty (30) days from parties receipt of the Escrow Agent's Notice. If the parties are unable to resolve the Escrow Dispute within such thirty (30) day period, the Escrow Dispute may at any time be submitted by any party hereto to arbitration as provided in Section 3(c) below which shall be the sole and exclusive method for resolving and remedying Escrow Disputes.

          (c)  Arbitration.

               (i) In the event that the Escrow Dispute is not resolved by the parties with such thirty (30) day period, either party may submit the Escrow Dispute to arbitration by delivering to each other party involved therein a notice of arbitration (a "Notice of Arbitration"). Such Notice of Arbitration shall specify the matters as to which arbitration is sought, the nature of the Escrow Dispute, the claims of each party to the arbitration and shall specify the amount, the nature of such claims and any other matters required by the Commercial Arbitration Rules of the American Arbitration Association in effect from time to time to be included therein, if any.

               (ii) The  Shareholder  and the  Company  each  shall  select  one arbitrator (the arbitrators so selected shall be referred to herein as the "Shareholder's Arbitrator" and the "Company's Arbitrator," respectively). The Shareholder's Arbitrator and the Company's Arbitrator shall select a third independent, neutral arbitrator expert in the subject mater of the dispute, and the three (3) arbitrators so selected shall resolve the matter according to the procedures set forth in this Section 3(d).

               (iii)The arbitration shall be conducted in _________, Pennsylvania under the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time, except as modified by the agreement of all of the parties to this Agreement. The arbitrators shall so conduct the arbitration that a final result, determination, finding, judgment and/or award (the "Final Determination") is made or rendered as soon as practicable, but in no event later than thirty (30) days after the delivery of the Notice of Arbitration not later than ten (10) calendar days following completion of the arbitration. The Final Determination must be agreed upon and signed by the sole arbitrator or by at least two of the three arbitrators (as the case may be). The Final Determination shall be final and binding on all parties and there shall be no appeal from or reexamination of the Final Determination, except for fraud, perjury, evident partiality or misconduct by an arbitrator prejudicing the rights of any party and to correct manifest clerical errors. The parties may enforce any Final Determination in any state or federal court located in _______, Pennsylvania. For the purpose of any action or proceeding instituted with respect to any Final Determination, each party hereto hereby irrevocably submits to the jurisdiction of such courts, irrevocably consents to the service of process by registered mail or personal service and hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter have as to personal jurisdiction, the laying of the venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding brought in any court has been brought in an inconvenient form.

     4. Exculpation of Escrow Agent. The Escrow Agent shall have no duties or responsibilities except for those set forth herein (and required by applicable law). The Escrow Agent shall have no liability whatsoever for the performance of any duties imposed upon the Escrow Agent under this Agreement or for any action or failure to act by the Escrow Agent hereunder. The Escrow Agent shall not be responsible for the acts or omissions of any other parties hereto. Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. The Escrow Agent may rely and/or act upon any instrument or document believed by the Escrow Agent in good faith to be genuine and to be executed and delivered by the proper person or party, and may assume in good faith the authenticity, validity and effectiveness thereof and shall not be obligated to make any investigation or determination as to the truth or accuracy of any information contained therein. In the event of any dispute between the Shareholder and the Company, the Shareholder and the Company shall pay, on demand, reasonable attorneys' fees and other reasonable costs and expenses incurred by the Escrow Agent in respect thereof. The Shareholder and the Company shall be jointly and severally liable for such fees, costs and expenses, but, as between themselves, such fees, costs and expenses shall be paid by the party losing such dispute.

     5. Indemnification of Escrow Agent. In consideration of its acceptance of the appointment as Escrow Agent, the other parties hereto, jointly and severally, agree to indemnify, defend and hold harmless the Escrow Agent from any against any and all liability incurred by Escrow Agent to any person or entity by reason of its having accepted the Escrow Shares or in carrying out the terms hereof, and to reimburse the Escrow Agent for all of its reasonable expenses (including attorneys' fees and expenses) incurred by reason of its position hereunder or actions taken pursuant hereto.

     6.   Miscellaneous.

          (a) Notices. Any notice or other communication required or permitted to be given to the parties hereto shall be in writing and shall be deemed to have been given if personally delivered, the next business day if delivered by reputable overnight courier service or three (3) days after mailing by certified or registered mail, return receipt requested, first class postage prepaid, addressed as follows (or at such other address as the addressed party may have substituted by notice pursuant to this Section 9(a)):

         If to the Shareholder:     100 E. Diamond Avenue
                                    Hazelton, PA 18201
                                    Facsimile:     (570) 455-9399


         If to the Company:         Jack Young Associates, Inc.
                                    4479 Atlanta Road
                                    Atlanta, GA 30080
                                    Facsimile:     (404) 842-9418
                                    Attention:     Mr. Bruce Davis

         If to Escrow Agent:        Endless Mountain Abstract
                                    15 Public Square
                                    Wilkes-Barre, PA 18701
                                    Facsimile:[                    ]
                                               ---------------------

          (b) Amendment. The provisions of this Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by all the parties hereto.

          (c) Successor to Escrow Agent. If Escrow Agent is for any reason unwilling or unable to serve as Escrow Agent during the term of this Agreement, Escrow Agent may resign as Escrow Agent by giving at least thirty (30) days prior written notice to the Shareholder and the Company, such resignation to be effective thirty (30) days following the date such notice is given. In addition, the Shareholder and the Company may jointly remove the Escrow Agent as escrow agent at any time with or without cause, by an instrument (which may be executed in counterparts) given to the Escrow Agent, which instrument shall designate the effective date of such removal. In the event of any such resignation or removal, a successor escrow agent who is not affiliated with the Company shall be appointed by the Company with the approval of the Shareholder, which approval shall not be unreasonably withheld.

          (d) Interpretation. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing by all of the other parties hereto or by an order of an arbitrator as provided in Section 3(d) hereof. The validity, construction, interpretation and enforcement of this Agreement shall be determined and governed by the laws of the State of Pennsylvania.

          (e) Remedies. The rights and remedies of the parties under this Agreement and the Purchase Agreement are cumulative and not exclusive of any rights, remedies, powers and privilege that may otherwise be available to the parties hereto.

          (f) Counterparts. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.

          (g) Assignment. No party may, without the prior express written consent of each other party, assign this Escrow Agreement in whole or in part. This Escrow Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties.

          (h) Waivers. Any waiver by any party by any party of any violation of, breach of or default under any provision of this Agreement, by the other party shall not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Agreement or the Asset Purchase Agreement.

          (i) Third Parties. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person or entity other than the Shareholder, the Company and the Escrow Agent any rights or remedies under or by reason of this Agreement.


                  [Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, the parties have signed this Escrow Agreement on the day and year first above written.


                                   PURCHASER:


                                   _____________________________________________
                                   Jack Young



                                   ARMITEC, INC.


                                   By __________________________________________
                                   Name ________________________________________
                                   Title _______________________________________




                                   ESCROW AGENT:


                                   ENDLESS MOUNTAIN ABSTRACT


                                   By  _________________________________________
                                   Name ________________________________________
                                   Title _______________________________________